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                                                                      EXHIBIT 11

                      CRAY RESEARCH, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 YEAR ENDED DECEMBER 31
                                                     ----------------------------------------------
                                                         1994             1993             1992
                                                     ------------      -----------      -----------
PRIMARY EARNINGS (LOSS) PER SHARE
Net earnings (loss)...............................   $ 55,696          $60,855          $(14,875)
  Add -- net earnings effect of interest on 6 1/8%
         convertible subordinated debentures......         --(a)            --(a)            --(a)
                                                     ------------      -----------      -----------
Net earnings (loss) applicable to common and
 common equivalent shares.........................   $ 55,696          $60,855          $(14,875)
                                                     ------------      -----------      -----------
                                                     ------------      -----------      -----------
Weighted average number of common shares
 outstanding during the period....................     25,841           26,117           26,472
  Add -- common stock equivalents -- outstanding
         stock options............................          4                1               21
     -- common stock equivalents -- convertible
        debentures................................         --(a)            --(a)            --(a)
                                                     ------------      -----------      -----------
Weighted average number of common and common
 equivalent shares outstanding, as adjusted.......     25,845           26,118           26,493
                                                     ------------      -----------      -----------
                                                     ------------      -----------      -----------
Earnings (loss) per common and common equivalent
 share............................................   $   2.16          $  2.33          $  (.56)
                                                     ------------      -----------      -----------
                                                     ------------      -----------      -----------

FULLY DILUTED EARNINGS (LOSS) PER SHARE
Net earnings (loss) per primary computation
 above............................................   $ 55,696          $60,855          $(14,875)
                                                     ------------      -----------      -----------
                                                     ------------      -----------      -----------
Weighted average number of common shares
 outstanding, as adjusted per primary computation
 above............................................     25,845           26,118           26,493
  Add -- additional dilutive effect of outstanding
         options..................................         --               --               --
                                                     ------------      -----------      -----------
Weighted average number of common and common
 equivalent shares outstanding, as adjusted.......     25,845           26,118           26,493
                                                     ------------      -----------      -----------
                                                     ------------      -----------      -----------
Earnings (loss) per common and common equivalent
 share assuming full dilution.....................   $   2.16          $  2.33          $  (.56)
                                                     ------------      -----------      -----------
                                                     ------------      -----------      -----------

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(a)  The  effect of convertible  debentures on the earnings  (loss) per share is anti-dilutive and therefore is excluded from the calculation.
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